Exhibit 99.1

Amedisys Expands its Board of Directors with Appointment of KKR’s Nathaniel M. Zilkha

BATON ROUGE, LA – (BUSINESS WIRE) – March 27, 2014 – Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health and hospice care companies, today announced the appointment of Nathaniel M. Zilkha to the Company’s Board of Directors. Mr. Zilkha is a Member of the general partner of KKR & Co. L.P. (together with its affiliates, “KKR”) and serves as Head of KKR’s credit platform and as its Global Co-Head of Special Situations. With this addition, the Company’s Board now comprises seven directors.

“We are pleased to welcome Nat Zilkha to our Board of Directors and look forward to his contributions,” said Donald A. Washburn, Co-Chairman of the Board. “The Amedisys Board and leadership team continues to be focused on building value for our stockholders through improving the Company’s financial performance, maintaining the highest quality, patient-centered services for our patients across the country, and upholding our firm commitment to compliance.”

“Creating stockholder value is a top priority for the Amedisys Board during this period of transition for Amedisys as we align our business to the sweeping change taking place across the health care industry,” said David R. Pitts, Co-Chairman of the Board. “To that end, we welcome the expertise and energy that Nat Zilkha will bring as the newest addition to our Board, and we appreciate the vote of confidence that KKR has shown in our Company by virtue of the investment that it has made.”

“I am delighted to join the Board of Amedisys,” said Mr. Zilkha. “We see great potential in the home health and hospice space, and we believe Amedisys is well positioned to capitalize on this opportunity. I look forward to working with my fellow Board members and Amedisys’ senior management to position the Company for strong future performance.”

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a “health care at home” company delivering personalized home health and hospice care to more than 360,000 patients each year. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. For more information about Amedisys, please visit: http://www.amedisys.com.

We use our company website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Media Contact:

Shannon McIntyre Hooper

(615) 577-1124

smh@thinkrevivehealth.com

Investor Contact:

David Castille

Director – Treasury/Finance

(225) 299-3665

david.castille@amedisys.com

Bio attached

Nathaniel M. Zilkha

Member – Board of Directors

Mr. Zilkha joined KKR in 2007 and serves as Head of KKR’s credit platform and as its Global Co-Head of Special Situations. As Head of Credit, he works closely with the credit portfolio teams to help drive investment performance, strategy, business development and coordination across the platform. He is a member of the Leveraged Credit, Private Credit and Special Situations Investment Committees as well as the KKR Asset Management Portfolio Management Committee. He also spent time as a member of the Healthcare Private Equity Team in KKR’s Menlo Park office. Prior to joining KKR, Mr. Zilkha was a member of the Principal Investment Area of Goldman, Sachs & Co., where he invested in private equity and principal debt transactions. He is currently on the Boards of Directors of Amedisys, Inc., the Winoa Group and QMH Limited. He was formerly on the Boards of Directors of Harden Healthcare, Oriental Brewery and Jazz Pharmaceuticals. Mr. Zilkha graduated cum laude from Princeton University.

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